Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-1 No. 333-221657, Forms S-8 Nos. 333-129251, 333-168999, 333-169000, 333-183786, 333-183788, 333-183796, 333-198227, and 333-198228) of our report dated March 20, 2018, relating to the consolidated financial statements of UQM Technologies, Inc., appearing in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Moss Adams LLP

Denver, Colorado

March 20, 2018